UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 27, 2004

LSI LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11674	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 27, 2004, LSI Logic Corporation (the “Company” or “LSI Logic”) notified the required parties of its intention to exercise its early buyout right to purchase all of the Equipment as defined below under two lease and security agreements each dated as of August 6, 2004. The first lease and security agreement (“Lease A”) is among Wells Fargo Bank Northwest, National Association as agent, the Company as lessee and BTM Capital Corporation as lessor. The second lease and security agreement (“Lease B”) is among Wells Fargo Bank Northwest, National Association as agent, the Company as lessee and Bank of the West as lessor. The date on which such purchase is to occur under each Lease is November 29, 2004.

Lease A and Lease B are for wafer fabrication equipment (the “Equipment”) that was previously on lease immediately prior to the notification as described above. At lease inception, Lease A was for $201 million and Lease B was for $134 million for a total of $335 million. The leases qualify for operating lease accounting treatment and are for a term of three years. The Company could, at the end of the lease term, return or purchase, at a pre-determined amount, all of the Equipment. The Company has posted $311 million of cash as collateral for the leases as of September 30, 2004. The Company is required to maintain unrestricted cash and short-term investment reserves in an amount no less than the higher of a) the sum of $100 million plus the principal amount of the Company’s 2001 Convertible Subordinated Notes due in 2006 or b) $350 million. The Company was in compliance with these requirements as of September 30, 2004. The early termination or buyout amount under Lease A is $199 million and the buyout amount under Lease B is $133 million for a total of $332 million, which the Company expects to occur on November 29, 2004. Termination fees under the lease agreements are not considered to be material.

The Company guarantees residual values related to the leased Equipment. The total exposure to residual value guarantees is approximately $141 million as of September 30, 2004. The Company concluded that exposure related to residual value guarantees existed in connection with the conclusion that the Gresham manufacturing facility was impaired as discussed in Item 2.06 below, which discussion is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

On October 27, 2004, the Company issued a news release regarding its financial results for the fiscal quarter ended September 30, 2004*. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three- and nine- month periods ended September 30, 2004 and 2003*, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition-related amortization including intangibles and non-cash deferred stock compensation and other special items are examples of charges that are not directly related to the Company’s ongoing business and/or stem from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three- and nine-month periods ended September 30, 2004 and 2003*, refer to the tables furnished in the news release attached as Exhibit 99.1.

Results of operations excluding special items for the period presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

*	The current quarter ended October 3, 2004. For presentation purposes, the consolidated financial statements refer to the quarter’s calendar month end for convenience.

Item 2.04 Triggering Events that Accelerate or Increase under an Off-Balance Sheet Arrangement

On October 27, 2004, the Company notified the required parties as described in Item 1.02, of its intention to exercise its early buyout right to purchase the Equipment under Lease A and Lease B, as described in Item 1.02. The buyout amount under Lease A is $199 million and the buyout amount under Lease B is $133 million for a total of $332 million, which the Company expects to occur on November 29, 2004. The information under Item 1.02 is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities

In order to realign expenditures with current revenue expectations, the Company announced a worldwide reduction in workforce on October 27, 2004. The Company recorded approximately $14 million in charges for severance and termination benefits for approximately 510 positions for the three months ended September 30, 2004. The Company accrued for the severance and related benefits in the third quarter of 2004 in accordance with the guidance of SFAS No. 112 “ Employers’ Accounting for Post Employment benefits, an amendment of FASB Statements No. 5 and 43”. The date of commitment to this course of action was October 27, 2004 upon approval by the Company’s Board of Directors. The majority of the severance and termination benefits will be paid in the fourth quarter of 2004.

Item 2.06 Material Impairments

As a result of the decline in revenues in the semiconductor industry and in the Company’s projected outlook in the latter part of the third quarter of 2004, the Company concluded in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, that the Gresham manufacturing facility was impaired. The conclusion was reached on October 27, 2004 upon the finalization of valuation studies that had been performed and discussions with the Company’s Board of Directors. Accordingly, the Company recorded $206 million in impairment charges for the Gresham facility for the three months ended September 30, 2004 and estimates it will record approximately $177 million in impairment charges for the three months ending December 31, 2004. The charge in the fourth quarter of 2004 will reflect the impairment of the equipment that will be purchased in connection with the termination of the operating leases as described in Item 1.02. The impairment charges will be non-cash charges. The fourth quarter cash flows will reflect the buyout of both leases, net of the return of cash collateral associated with the leases, as discussed in Item 1.02 of this Form 8-K.

Item 8.01 Other Events

The Company reported revenues of $380 million in the third quarter of 2004, a 16 percent decrease compared to the $450 million reported in the third quarter of 2003, and a 15 percent sequential decrease compared to the $448 million reported in the second quarter of 2004.

Cash and short-term investments totaled $809 million at the end of the third quarter of 2004. The Company repurchased approximately $69 million in convertible notes, reducing the Company’s debt due in 2006.

Third quarter 2004 net loss was $282 million or 73 cents per diluted share, including a $206 million non-cash charge for Gresham manufacturing facility impairment. The third quarter result compares to a net loss of $32 million or 8 cents per diluted share in the third quarter of 2003. Second quarter 2004 net income was $7 million or 2 cents per diluted share. The foregoing net loss and net income figures were prepared in accordance with United States generally accepted accounting principles.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Description
99.1	LSI Logic Corporation News Release issued October 27, 2004*

*	Furnished, not filed, except as otherwise noted in Item 8.01.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

Date: October 27, 2004

EXHIBIT INDEX

Exhibit
No.	Description
99.1	LSI Logic Corporation News Release issued October 27, 2004*

*	Furnished, not filed, except as otherwise noted in Item 8.01.